UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008 (May 19, 2008)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 19, 2008 the Company entered into a Computer and Data Processing Services Agreement (the “2008 Agreement”) with HCA Information Technology Services, Inc. (“HCA-IT”). The 2008 Agreement replaces the Computer and Data Processing Services Agreement, dated May 11, 1999, between us and HCA-IT (the “Previous Agreement”), which Previous Agreement would have expired on December 31, 2009 if not superseded.
Pursuant to the 2008 Agreement, HCA-IT will provide us with financial, clinical, patient accounting and network information services. The term of the 2008 Agreement will expire on December 31, 2017 (including a wind-down period), unless extended by the parties. The 2008 Agreement provides us with more flexibility to select appropriate software for each of our hospitals, a process to improve support and additional options with respect to any acquisitions or divestitures. Further, the 2008 Agreement confirms a previously negotiated reduction in fees payable under the Previous Agreement which became effective on effective on October 1, 2007, and extends these fees throughout the term of the 2008 Agreement.
The description of the 2008 Agreement contained herein is qualified in its entirety by the complete text of the 2008 Agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference into this item.
Item 9.01. Financial Statements and Exhibits.

10.1	Computer and Data Processing Services Agreement dated May 19, 2008 with HCA Information Technology Services, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By: Name: Title:	/s/ Paul D. Gilbert Paul D. Gilbert Executive Vice President and Chief Legal Officer
Date: May 21, 2008

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Computer and Data Processing Services Agreement dated May 19, 2008 with HCA Information Technology Services, Inc.